UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 3, 2025

REXFORD INDUSTRIAL REALTY, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-36008	46-2024407
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11620 Wilshire Boulevard, Suite 1000
Los Angeles
California	90025
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (310) 966-1680

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbols	Name of each exchange on which registered
Common Stock, $0.01 par value	REXR	New York Stock Exchange
5.875% Series B Cumulative Redeemable Preferred Stock	REXR-PB	New York Stock Exchange
5.625% Series C Cumulative Redeemable Preferred Stock	REXR-PC	New York Stock Exchange
 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

This Current Report on Form 8-K is filed by Rexford Industrial Realty, Inc., a Maryland corporation (referred to herein as the “Company,” “we,” “our” and “us”), in connection with the matters described herein.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 3, 2025, the Company held its Annual Meeting of Stockholders (the "Annual Meeting"), at which stockholders voted on and approved the proposals listed below. The final results for the votes regarding each proposal are set forth below. The proposals are described in further detail in our Definitive Proxy Statement on Schedule 14A as filed with the Securities and Exchange Commission on April 14, 2025.

Proposal 1. Election of directors, each to serve until the 2026 Annual Meeting of Stockholders and until a successor for each has been duly elected and qualified.

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Robert L. Antin	198,565,331	15,990,485	70,161	4,344,291
Michael S. Frankel	206,388,839	8,163,734	73,404	4,344,291
Diana J. Ingram	207,705,956	6,848,433	71,588	4,344,291
Angela L. Kleiman	203,043,626	11,511,650	70,701	4,344,291
Debra L. Morris	202,390,513	11,798,261	437,203	4,344,291
Tyler H. Rose	205,684,973	8,868,841	72,163	4,344,291
Howard Schwimmer	206,380,478	8,174,345	71,154	4,344,291

Proposal 2. Ratification of the appointment of KPMG LLP as the Company's independent registered public accounting firm for the year ending December 31, 2025.

Votes For	Votes Against	Abstentions	Broker Non-Votes
212,956,198	5,949,877	64,193	—

Proposal 3. The advisory resolution to approve the Company's named executive officer compensation for the year ending December 31, 2024.

Votes For	Votes Against	Abstentions	Broker Non-Votes
185,057,412	29,480,709	87,856	4,344,291

Item 8.01 Other Events.

On June 3, 2025, effective as of the conclusion of the Annual Meeting, the Board of Directors (the "Board") of the Company appointed Tyler H. Rose, the current lead independent director, to serve as the Chairman of the Board, succeeding Richard Ziman, who retired from his role and the Board effective as of the conclusion of the Annual Meeting. The Company did not appoint a new lead independent director to replace Mr. Rose. Mr. Rose will be compensated in accordance with the Company's non-employee director compensation program.

Mr. Rose has served as an independent director of the Company since February 2015 and has over 30 years of experience in the real estate industry. Mr. Rose currently serves as the President and Chief Financial Officer of IQHQ, Inc., a private life science real estate development company, since January 2024. Mr. Rose previously served as President of Kilroy Realty Corporation (NYSE: KRC) ("Kilroy") from 2020 to 2023 after serving as Executive Vice President and Chief Financial Officer since 2009 and Senior Vice President and Treasurer from 1997 to 2009. Prior to his tenure at Kilroy, Mr. Rose served as the Senior Vice President, Corporate Finance of Irvine Apartment Communities, Inc. from 1995 to 1997, was appointed Treasurer in 1996, and served as the Vice President, Corporate Finance of The Irvine Company from 1994 to 1995. From 1986 to 1994, Mr. Rose was employed at J.P. Morgan & Co., serving in its Real Estate Corporate Finance Group until 1992 and as Vice President of its Australia Mergers and Acquisitions Group from 1992 to 1994. Mr. Rose holds a Master of Business Administration degree from The University of Chicago Booth School of Business and a Bachelor of Arts degree in Economics from the University of California, Berkeley.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rexford Industrial Realty, Inc.
Date: June 3, 2025	By:	/s/ David E. Lanzer
David E. Lanzer General Counsel and Corporate Secretary